                                                                    EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   SIX MONTHS ENDED
                               YEAR ENDED DECEMBER 31                  JUNE 30
                         -------------------------------------  -----------------------
                            1993         1994         1995         1995        1996
                         -----------  -----------  -----------  ----------  -----------
Weighted average common
 shares outstanding.....   5,753,128    5,494,571    5,214,128   5,067,071    6,709,128
Net effect of common
 stock, common stock
 options and warrants
 issued at less than IPO
 price within twelve
 months, based on the
 treasury stock method:
 Common stock...........   1,203,954    1,203,954    1,053,816   1,203,954       14,022
 Options................     206,568      206,568      206,568     206,568      192,375
 Warrants...............      82,308       82,308       82,308      82,308       82,308
                         -----------  -----------  -----------  ----------  -----------
                           7,245,958    6,987,401    6,556,820   6,559,901    6,997,833
                         ===========  ===========  ===========  ==========  ===========
Income (loss) before
 extraordinary item..... $  (294,000) $ 1,976,000  $ 3,715,000  $1,918,000  $ 1,227,000
Preferred stock
 accretion..............  (1,013,000)  (1,646,000)  (1,717,000)   (846,000)  (1,119,000)
                         -----------  -----------  -----------  ----------  -----------
                         $(1,307,000) $   330,000  $ 1,998,000  $1,072,000  $   108,000
                         ===========  ===========  ===========  ==========  ===========
Net income (loss)....... $  (294,000) $ 1,976,000  $ 3,237,000  $1,918,000  $ 1,227,000
Preferred stock
 accretion..............  (1,013,000)  (1,646,000)  (1,717,000)   (846,000)  (1,119,000)
                         -----------  -----------  -----------  ----------  -----------
                         $(1,307,000) $   330,000  $ 1,520,000  $1,072,000  $   108,000
                         ===========  ===========  ===========  ==========  ===========
Per share amount:
 Income (loss) before
  extraordinary item.... $      (.18) $       .05  $       .30  $      .16  $       .02
 Extraordinary item.....         --           --          (.07)        --           --
                         -----------  -----------  -----------  ----------  -----------
 Net income (loss)...... $      (.18) $       .05  $       .23  $      .16  $       .02
                         ===========  ===========  ===========  ==========  ===========
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